Exhibit 99.1

World Fuel Services Corporation to Host First Quarter 2013 Earnings Conference Call

MIAMI--(BUSINESS WIRE)--April 16, 2013--World Fuel Services Corporation (NYSE:INT) invites you to participate in a conference call with its management team on Tuesday, April 30, 2013 at 5:00PM Eastern Time to discuss the Company’s first quarter 2013 results, which it plans to release after the close of the market on the same date.

The live conference call will be accessible by telephone at (888) 267-2845 (within the United States and Canada) or (973) 413-6102 (International). Audio replay of the call will be available through May 14, 2013. The replay numbers are: (800) 332-6854 (within the United States and Canada) and (973) 528-0005 (International). The conference ID is 560526.

The conference call will also be available via live webcast. The live webcast may be accessed by visiting the Company’s website at www.wfscorp.com and clicking on the webcast icon. An archive of the webcast will be available on the Company’s website two hours after the completion of the live call and will remain available until May 14, 2013.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, and government accounts. The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.

CONTACT:
World Fuel Services Corporation
Ira M. Birns
Executive Vice President & Chief Financial Officer
or
Jason Bewley
Vice President of Corporate Finance
305-428-8000